As filed with the Securities and Exchange Commission on June 19, 1998.

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  GENRAD, INC.
               (Exact name of registrant as specified in charter)


          Massachusetts                                          04-1360950
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                             7 Technology Park Drive
                       Westford, Massachusetts 01886-0033
                                 (978) 589-7000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

      James F. Lyons                                        Copies to:
   President and Chief                              Constantine Alexander, Esq.
    Executive Officer                              Nutter, McClennen & Fish, LLP
      GenRad, Inc.                                    One International Place
7 Technology Park Drive                                Boston, MA 02110-2699
Westford, MA 01886-0033                                   (617) 439-2000
   (978) 589-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------


 Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================

                                               Proposed          Proposed
Title of Each Class of                          Maximum           Maximum        Amount of
  Securities to be           Amount to be    Offering Price      Aggregate      Registration
     Registered               Registered      Per Share(1)    Offering Price(1)      Fee
----------------------------------------------------------------------------------------------------
Shares of Common
Stock, $1.00 par value      1,237,917 shares    $18.03          $22,319,643.51        $6,584.29
====================================================================================================

(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange on June 12, 1998.
                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                                           SUBJECT TO COMPLETION
                                                                   JUNE 19, 1998
PROSPECTUS


                                1,237,917 Shares

                                  GENRAD, INC.
                                  Common Stock

     This Prospectus relates to the resale of up to 1,237,917 shares (the "Shares") of the common stock, $1.00 par value (the "Common Stock"), of GenRad, Inc., a Massachusetts corporation (the "Company"), which Shares are owned and may be offered and sold from time to time by the persons and entities listed herein under, and referred to herein as, the "Selling Stockholders."

     The Shares may be offered from time to time by the Selling Stockholders in transactions on the New York Stock Exchange ("NYSE") or in privately-negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Specific information concerning the Selling Stockholders and their plan of distribution is set forth under "Selling Stockholders" and "Plan of Distribution."

     The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to bear the expenses incurred in connection with the registration of the Shares being offered and sold by the Selling Stockholders.

     Shares of the Common Stock are quoted on the NYSE under the symbol "GEN." On June 18, 1998, the closing price reported for the Common Stock on the NYSE was $20.75.

           See "Factors That May Affect Future Results" commencing on
              Page 4 of this Prospectus for a discussion of certain
                factors that should be considered by prospective
                 purchasers of the Common Stock offered hereby.

                              ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              ---------------------

                The date of this Prospectus is __________ , 1998.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities described herein by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                           -------------------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Shares. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, and the exhibits and schedules thereto, which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission. Statements made in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made (where applicable) to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy and information statements and other information with the Commission. For further information with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied at the public reference facilities maintained by the Commission referred to above. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission.

         The Company's Common Stock is listed for trading on the NYSE under the trading symbol "GEN." Reports, proxy statements and other information about the Company also may be inspected at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference its Annual Report on Form 10-K for its fiscal year ended January 3, 1998, and its Quarterly Report on Form 10-Q for its fiscal quarter ended April 4, 1998.

     All reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to any termination of the offering of the shares of Common Stock covered by this Prospectus are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) will be provided without charge to each person who receives a copy of this Prospectus on written or oral request made to Nancy Miller, Director, Corporate Relations, GenRad, Inc., 7 Technology Park Drive, Westford, MA 01886-0033, or by telephone at (978) 589-7000.

                                   THE COMPANY

     The Company is a leading worldwide supplier of integrated test measurement and diagnostic solutions for the manufacture and maintenance of electronic products. The Company offers products and services in three core business areas:
Electronic Manufacturing Systems, Advanced Diagnostic Solutions and GR Software.

     The Company was incorporated in 1915 under the laws of the Commonwealth of Massachusetts. The Company has its executive offices at 7 Technology Park Drive, Westford, Massachusetts 01886-0033, Telephone: (978) 589-7000.


                     FACTORS THAT MAY AFFECT FUTURE RESULTS

     In addition to the other information contained or incorporated by reference in this Prospectus, prospective purchasers should consider carefully the factors set forth below before investing in the shares of Common Stock offered hereby.

     Prospective purchasers are cautioned that the statements contained or incorporated by reference in this Prospectus that are not descriptions of historical facts may be forward- looking statements. Such statements reflect management's current views, are based on many assumptions and are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed below.

Highly Competitive Industry

     Competition within the markets in which the Company operates is intense. Competition in the industry focuses on technological innovation, product performance, customer-specific applications engineering, price, and customer service and support. The Company expects its competitors to continue to develop new products, enhance the performance of existing products and provide improved customer service. The Company also expects its competitors to engage in price competition. Many of the Company's competitors have financial and other resources that are substantially greater than the Company. In order to continue to be competitive, the Company must continually develop innovative and improved products, provide successful customer-specific applications engineering and provide better customer service than its competitors while responding to its competitors' price adjustments. The failure of the Company to meet such challenges could have a material adverse effect on the Company's business, financial condition and results of operations.

Technological Change; Importance of Timely Product Introduction

     The market for the Company's products is characterized by rapid technological change, an increased demand for specific feature requests by customers, evolving industry standards and frequent new product introductions, and therefore is highly dependent on timely product innovation. The introduction by the Company or its competitors of products embodying new technology or the emergence of new industry standards or practices could render the Company's existing products obsolete or otherwise unmarketable, which could have a material adverse effect on the Company's business, financial conditions and results of operations. The Company's ability to remain competitive is dependent on its ability to develop, design, manufacture and market technologically innovative products that meet customer needs. The success of the Company in developing, designing, manufacturing and marketing innovative products that successfully meet changing market needs depends upon a variety of factors, including new product selection which anticipates customer demand and technological trends, development of competitive products by competitors, timely and efficient completion of product design and implementation of the manufacturing and assembly processes, and product performance at customer locations. There can be no assurance that the Company will be successful in introducing new products that successfully contribute to the Company's operating results, and the inability of the Company to do so could have a material adverse effect on its business, financial condition and results of operations.

Dependence on Suppliers

     The Company is dependent upon a number of suppliers for several key components of its products. The loss of certain of the Company's suppliers, supply shortages or increases in the costs of key raw materials could have a material adverse effect on the Company's business, financial condition and results of operations.

Limitations on Protection of Intellectual Property and Proprietary Rights

     The Company attempts to protect its intellectual property rights and trade secrets through patents and other measures. There can be no assurance that the Company's innovations and developments will receive United States or foreign patent protection or that such patents and other measures will prevent infringement of the Company's intellectual property rights and trade secrets. There can be no assurance that any patent owned by the Company will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with the scope of the claims sought by the Company, if at all. In addition, others may independently develop substantially similar innovations, products or techniques. Loss of the exclusive rights to trade secrets and intellectual property could have a material adverse effect on the Company's business, financial condition and results of operations. Litigation may be necessary to enforce the Company's patents and other intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs (which may be in excess of available insurance coverage), diversion of management and other resources and significant adverse publicity, and could have a material adverse effect on the Company's business, financial condition and results of operations.

International Trade and Operations

     In recent years, more than 40% of the Company's sales have been in foreign countries. In addition, the Company operates a manufacturing facility in Manchester, England. As a result, a significant portion of the Company's sales and operations is subject to certain risks inherent in international trade and operations, including tariffs and other barriers, political and economic instability, potentially adverse tax consequences, foreign currency fluctuations, transportation delays and labor disruptions.

Possible Volatility of Stock Price

     From time to time during or after the offering of securities hereby, there may be significant volatility in the market price of the Company's Common Stock. Quarterly operating results of the Company, changes in general conditions of the economy or the industry, or other developments affecting the Company, its customers or its competitors could cause the market price of the Common Stock to fluctuate substantially. The Company's expense levels are based, in part, on expectations of future revenues. If revenue levels in a particular period do not meet expectations, due to the timing of the receipt of orders from customers, customer cancellations or delays of shipments, then operating results for that period could be adversely impacted. In addition, the equity markets in general have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for the securities of many companies (including the Company) and often have been unrelated to the operating performance of such companies.

Dependence on Key Employees

     The Company is dependent upon the ability and experience of its executive officers and technical, sales and support personnel. Competition for the services of such individuals is intense and there can be no assurance that the Company will continue to be able to attract, retain and motivate individuals with the qualifications and experience necessary for success. The loss of key existing employees, failure of current employees to perform as expected or failure of the Company to attract and retain qualified employees could have a material adverse effect on the Company's business, financial condition and results of operations.

Certain Anti-Takeover Effects

     The Company has a classified Board of Directors which could discourage potential acquisition proposals, delay or prevent a change in control of the Company, or limit the price that certain investors might be willing to pay in the future for shares of Common Stock.

No Dividends

     It is the policy of the Company to retain earnings to support the growth and expansion of the Company's business. Although the Company has paid dividends in the past, there are no plans to resume paying dividends. In addition, the payment of dividends is restricted by the Company's financing arrangements.


                                 USE OF PROCEEDS

     The shares of Common Stock offered by the Selling Stockholders pursuant to this Prospectus are not being sold by the Company, and the Company will not receive any proceeds from the sale thereof.


                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, all of whom acquired their Shares in transactions effected on April 7, 1998, and the number of shares of Common Stock which may be offered from time to time by each of them pursuant to this Prospectus. Other than their ownership of the Company's securities and the relationship of certain of the Selling Stockholders to the Company as employees of the Company, none of the Selling Stockholders has had any material relationship with the Company during the past three years. The following table sets forth certain information with respect to the Selling Stockholders as of June 18, 1998. Such information may change from time to time and will be set forth as required in supplements to this Prospectus or amendments to the Registration Statement of which this Prospectus forms a part.

     Because the Selling Stockholders may offer all or only some of the Shares pursuant to the offering contemplated by this Prospectus, and to the Company's knowledge there currently are no agreements, arrangements or understandings with respect to the number of Shares that may be sold or held by the Selling Stockholders after completion of this offering, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders after completion of this offering. See "Plan of Distribution."

                                                   Number of      Number of
                                                    Shares          Shares
                                                 Beneficially      That May
Name                                               Owned(1)      Be Offered(2)
----                                             ------------    -------------
Frank B. Wingate (3)                                 795,610          911,691
William E. Massaker                                  191,696          219,664
Heritage Investment Limited Partnership               87,955          100,787
William E. Gaines (3)                                  5,038            5,773

----------------------

(1) To the Company's knowledge, each of the Selling Stockholders owns less than one percent of the number of outstanding shares of Common Stock, except for Frank B. Wingate, who holds 795,610 shares, or 2.8%, of all outstanding shares of Common Stock.

(2) Includes additional shares of Common Stock, some or all of which may be offered from time to time by the Selling Stockholders to the extent that any of such additional shares are released from escrow to the Selling Stockholders. Any such release is currently scheduled to occur on or after October 8, 1999. In order to liquidate fractional shares that otherwise might be payable to Selling Stockholders upon release of the escrow, the escrow agent also may sell (for the accounts of such Selling Stockholders) shares of Common Stock pursuant to this Prospectus.

(3)  Messrs. Wingate and Gaines are employees of the Company.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell all or a portion of the Shares offered hereby from time to time on any exchange on which the securities then are listed, on terms to be determined at the times of such sales. The Selling Stockholders also may make private sales directly or through one or more brokers. Alternatively, any of the Selling Stockholders may from time to time offer the Shares beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent.

     To the extent required, the aggregate principal amount of the Shares to be sold hereby, the names of the Selling Stockholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them hereby will be the purchase price of such Shares less discounts and commissions, if any.

     The Shares which may be offered hereby may be sold in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or by negotiation. Such prices will be determined by the holders of the Shares or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith. Until April 7, 2000, no Selling Stockholder may sell more than 150,000 of the Shares held for his or its account during any calendar month.

     The outstanding Common Stock is listed for trading on the NYSE.

     In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares offered hereby may not be sold unless they have been registered or qualified for sale or exemptions from the registration or qualification requirements are available and compliance with same is effected.

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions or discounts received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay all expenses incident to the offer and sale of the Shares offered hereby by the Selling Stockholders to the public, other than selling commissions and fees.


                          DESCRIPTION OF CAPITAL STOCK

     The Company has authorized capital stock consisting of 60,000,000 shares of Common Stock, par value $1.00 per share, of which 28,840,611 shares were outstanding as of June 18, 1998. The Company also has outstanding from time to time options to purchase shares of Common Stock.

     The holders of Common Stock have no preemptive rights and the Common Stock has no redemption, sinking fund or conversion provisions. Each share of Common Stock is entitled to one vote on any matter submitted to the vote of stockholders, to equal dividend rights and to equal rights in the assets of the Company available for distribution to the holders of Common Stock upon liquidation. All of the outstanding shares of Common Stock are, and the Shares to be sold in connection with the offering made hereby will be, fully paid and nonassessable. The payment of dividends on, and the redemption, retirement, purchase or other acquisition of, Common Stock by the Company is currently prohibited by the Company's financing agreements.

     BankBoston, N.A. serves as transfer agent for the Common Stock.

     In accordance with the Massachusetts Business Corporation Law, the Company's Board of Directors is divided into three classes with staggered three-year terms. The Company believes that a classified Board of Directors helps to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies as determined by the Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that such continuity and stability, in turn, will permit the Board of Directors to represent more effectively the interests of its stockholders.

     With a classified Board of Directors, at least two annual meetings of stockholders, instead of one, generally will be required to effect a change in the majority of the Board of Directors. As a result, a provision relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the Common Stock because the provision could operate to prevent a rapid change in control of the Board of Directors. The classification provision also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under Massachusetts law, a director on a classified board may be removed by the stockholders of the corporation only for cause.

     The Company has elected not to be subject to the 1987 Massachusetts Control Share Acquisition Act.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Shares being offered hereby will be passed upon by Nutter, McClennen & Fish, LLP, Boston, Massachusetts, counsel to the Company.


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the offering to which this Registration Statement relates, other than commissions, are to be borne by the Company and are estimated as follows:


         Securities and Exchange Commission
         Registration Fee............................................. $ 6,584

         Accounting Fees..............................................   5,000

         Legal Fees...................................................   8,000

         Printing Expenses............................................   1,500

         Miscellaneous Expense........................................   1,916

         Total........................................................ $23,000
                                                                       =======


Item 15. Indemnification of Directors and Officers.

     The Company's By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Massachusetts.

     Section 67 of Chapter 156B of the Massachusetts General Laws, which is applicable to the Company as a Massachusetts corporation, provides as follows:

     "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     "No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     "The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     "A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

     The Company provides officers' and directors' liability insurance for its officers and directors and has entered into indemnification agreements with each of its executive officers providing contractual indemnification by the Company to the fullest extent permissible under the laws of the Commonwealth of Massachusetts.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities under the Securities Act in connection with this Registration Statement.


Item 16. List of Exhibits.

Exhibit No.
-----------


    *  2  Agreement and Plan of Merger by and among GenRad, Inc., Industrial
          Computer Corporation, Frank B. Wingate, William E. Massaker,
          William E. Gaines and Heritage Investment Limited Partnership dated
          April 7, 1998.

    *  5  Opinion of Nutter, McClennen & Fish, LLP

                                      II-2



    *  23.1  Consent of Price Waterhouse LLP

    *  23.2  Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5)

    *  24.1  Power of Attorney (contained on Page II-5)

-------------

* Filed herewith.


Item 17. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westford, Massachusetts, on this 19th day of June 1998.

                                           GENRAD, INC.


                                           By: /s/ James F. Lyons
                                               ---------------------------------
                                           James F. Lyons
                                           President and Chief Executive Officer

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints James F. Lyons, Paul Pronsky, Jr. and Constantine Alexander, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ James F. Lyons                                                 June 19, 1998
----------------------------------------------
James F. Lyons
President, Chief Executive Officer and
Director
(Principal Executive Officer)

                                      II-5




/s/ Paul Pronsky, Jr.                                              June 19, 1998
--------------------------------------------
Paul Pronsky, Jr.
Vice President, Chief Financial Officer
and Secretary
(Principal Financial and Accounting Officer)


/s/ William S. Antle                                               June 19, 1998
--------------------------------------------
William S. Antle
Director


/s/ Russell A. Gullotti                                            June 19, 1998
-------------------------------------
Russell A. Gullotti
Director


/s/ Lowell B. Hawkinson                                            June 19, 1998
-------------------------------------
Lowell B. Hawkinson
Director


/s/ Richard G. Rogers                                              June 19, 1998
------------------------------------
Richard G. Rogers
Director


/s/ William G. Scheerer                                            June 19, 1998
------------------------------------
William G. Scheerer
Director


/s/ Adriana Stadecker                                              June 19, 1998
------------------------------------
Adriana Stadecker
Director


/s/ Ed Zschau                                                      June 19, 1998
------------------------------------
Ed Zschau
Director


                                      II-6